Exhibit 21.1


                          PTN MEDIA, INC. SUBSIDIARIES



Company                         Jurisdiction of Organization
-------                         ----------------------------

Frangrancedirect.com, Inc.      Delaware

PTN Wireless, Inc.              Delaware